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Exhibit 5.1

October 26, 2001

    24073-0001

Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, California 94502

  Re:
  Registration Statement on Form S-2

Ladies and Gentlemen:

    We have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of up to 30,000,000 shares of Common Stock (the "Shares") under a Purchase Agreement between Townsbury Investments Limited (the "Purchaser") and the Company dated as of August 23, 2001 (the "Agreement"), the Registration Rights Agreement between the Purchaser and the Company, dated as of August 23, 2001 (the "Rights Agreement"), a warrant (the "Warrant") and the Escrow Agreement between the Purchaser, the Company and New York Escrow Services, LLC., dated as of August 23, 2001, (the "Escrow Agreement"), and together with the Agreement and the Rights Agreement, the "Transactional Agreements"). Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement (including the schedules thereto).

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

  (a)
  The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of October 26, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (b)
  The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of October 26, 2001;

  (d)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the issuance of the Shares, (ii) verifying that the Amended and Restated Certificate of Incorporation of the Company is complete and in full force and effect as of the date of this opinion, and (iii) certifying as to certain factual matters;

  (e)
  A Certificate of Mellon Investor Services, L.L.C., the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of October 25, 2001;

  (f)
  The Registration Statement;

  (g)
  The Transactional Agreements; and

  (h)
  The Warrant.

    This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

    Our opinion expressed herein assumes that the full consideration stated in the Agreement and the Warrant and set by the Board of Directors when authorizing the issuance of the Shares will be paid for the Shares.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued in accordance with the terms of the Agreement and the Warrant and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that when issued, the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Prepared by:
Signed by:
Approved by:
Date of Approval:

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  Exhibit 5.1